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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 7, 2000
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                           REGISTRY MAGIC INCORPORATED
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             (Exact name of registrant as specified in its charter)



          FLORIDA                     0-24283                  65 062 3427
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(State or other jurisdiction      (Commission File            (IRS Employer
    or incorporation)                 Number)               Identification No.)



              6251 B Park of Commerce Blvd., Boca Raton, FL 33487
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          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code   (561) 994-3223
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          3998 Fau Boulevard, Suite 200-105, Boca Raton, Florida 33431
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          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

         On August 7, 2000, Registry Magic Incorporated ("Registry Magic") and Synergex International Corporation ("Synergex") terminated their Agreement and Plan of Merger, dated as of February 11, 2000, as amended May 2000 (the "Merger Agreement"), which provided, among other things, that, upon the terms and subject to conditions thereof, Synergex would merge with and into a wholly-owned subsidiary of Registry Magic (the "Merger Subsidiary") to be formed solely for purposes of effecting such merger (the "Merger"). The Merger Subsidiary would be the surviving corporation in the Merger. In the Merger, all outstanding shares of common stock of Synergex were to be converted into the right to receive an aggregate of 1,000,000 shares of Registry Magic common stock, $.001 par value per share and shares of Registry Magic's Series A 6% Cumulative Non-Voting Convertible Preferred Stock, having an aggregate face value of $8,000,000 and a conversion price of the lesser of (i) four dollars ($4.00) per share, or (ii) the average of the closing bid and asked price of Registry Magic's common stock for the ninety trading day period immediately preceding the date of conversion; provided, however, the conversion price would not have been less than two dollars ($2.00) per share.

         In connection with the termination of the Merger Agreement, Registry Magic terminated a Management Services Agreement whereby Synergex agreed to provide Registry Magic executive accounting, sales, marketing and other management services as agreed upon by the parties. The services included sales and marketing assistance, support in preparation of periodic income and cash flow statements, assistance in the preparation and filing of SEC Securities Exchange Act filings, supervision of staff, and certain other financial and customer account matters. The term of the agreement began February 24, 2000. Registry's current personnel will resume the function performed by Synergex under the Management Services Agreement.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       REGISTRY MAGIC INCORPORATED


                                       By: /s/ Martin Scott
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                                           Martin Scott, Principal Accounting
                                           and Financial Officer



DATED: August 16, 2000




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